Exhibit 10.12

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE. THIS INSTRUMENT FURTHER CONTAINS A WAIVER OF JURY TRIAL PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR.

PROMISSORY NOTE (this “Note”)

US$35,000.00	November 24, 2016
Charlottesville, VA

For value received, Bankole A. Johnson, with address for purposes hereunder of 11020 Hunters View Road, Ellicott City, MD 21042-6109 (“Johnson") promises to pay to the order of ADial Pharmaceuticals, L.L.C., a Virginia limited liability company ("ADial"), at 204 East High Street, Charlottesville, VA 22902, (or at such other place as ADial may designate in writing) the sum of $35,000.00 (thirty-five thousand and no/100 dollars) with interest on or before June 6, 2017 (the "Due Date") under the payment schedule attached hereto as Schedule 1.

1.	Interest. Interest will be calculated at an annual percentage rate of five percent (5%), compounded monthly, beginning January 6, 2017, until paid in full. Any amounts outstanding under this Note on the 6th day of each month shall be added to the principal balance of this Note on such date and accrue interest thereafter.

2.	Prepayment. Johnson may prepay this Note (in whole or in part) at any time prior to the Due Date without penalty.

3.	Events of Default. The following are events of default by Johnson (“Default”) under this Note:

a.	the failure of Johnson to pay the amounts due hereunder on or before the date stated on Schedule 1;
b.	the death of Johnson;
c.	the filing of bankruptcy proceedings involving Johnson as a Debtor;
d.	the application for appointment of a receiver for Johnson;
e.	the making of a general assignment for the benefit of Johnson's creditors;
f.	the insolvency of Johnson; or
g.	if Johnson breaches any other term herein.

4.	Effect of Default. Upon a Default, this Note and any other obligations of Johnson to ADial, shall become due immediately, without demand or notice and this Note shall, notwithstanding the rate stated in Section 1 above, then bear an interest rate of 18% (eighteen percent) per annum (or the maximum amount allowed by law, whichever is less) on any outstanding amounts with interest compounding monthly. In the event of Default, Johnson will reimburse all reasonable attorney or other collection fees and expenses incurred by ADial in collecting any amounts due.

Additionally, Johnson recognizes and agrees that failure to pay the amounts due under Schedule 1 will cause severe hardship to ADial, including, without limitation, the use of precious management time and effort, extreme mental and emotional stress on management and its members, and loss of prestige; therefore, after Default, for each day any amount due hereunder is outstanding, Johnson shall pay to ADial liquidated damages in the amount of $200.00 (two hundred dollars) per day or the maximum amount per day allowed by law, whichever is less, beginning 15 (fifteen) days after the failure to make timely payment of any amount due and continuing until all amounts due hereunder are paid in full.

Furthermore, Johnson has executed the Irrevocable Proxy attached as Exhibit A, which proxy shall only become effective in the event that Johnson fails to timely pay the amounts due hereunder on or before the dates stated on Schedule 1 and which Irrevocable Proxy shall only remain effective until all amounts then due and owing hereunder are paid in full, thereby curing said default.

5.	Johnson Waivers. Johnson waives demand, protest, notice of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. No renewal or extension of this Note, delay in enforcing any right of ADial under this Note, or assignment by ADial of this Note shall affect the liability of Johnson. All rights of ADial under this Note are cumulative and may be exercised concurrently or consecutively at ADial's option. Johnson may not assign this Note.

Further, in the event of Default for failure to make timely payment of any amount due hereunder,

(a)	Johnson agrees to garnishment of his wages as allowed by Maryland law and hereby agrees to such garnishment and waives any defense against such garnishment; and

(b)	In addition to any other waivers herein, Johnson specifically waives any defense of the amount and value of the daily liquidated damages stated in Section 4 above as being $200.00 per day.

6.	Right of Offset. Any amounts that may come due from ADial to Johnson, or any entity controlled by him, including, without limitation, the trusts described in ADial’s records as En Fideicomiso De Mi Vida 11/23/2010, En Fideicomiso De Mis Suenos 11/23/2010, and En Fideicomiso De Mi Amor 11/23/2010, due to the ownership of equity interests in ADial or otherwise, may first be used to pay amounts that are due or will be due under this Note (i.e., ADial shall have a right to forgive a portion of this Note in lieu of paying any amounts that otherwise would be payable to Johnson in his capacity as a member of ADial).

7.	Prohibition of Transfer. Until this Note is retired as paid in full, Johnson shall not assign or transfer any membership units of ADial owned or controlled by him, including, without limitation, the membership units owned by the trusts described in ADial’s records as En Fideicomiso De Mi Vida 11/23/2010, En Fideicomiso De Mis Suenos 11/23/2010, and En Fideicomiso De Mi Amor 11/23/2010, and any such assignment or transfer will be null and void and not recognized by ADial.

8.	Choice of Law & Venue. This Note will be deemed to have been made and delivered in Charlottesville, VA and will be governed in all respects by the internal laws of the Commonwealth of Virginia without regard to the principles of conflict of laws. Johnson and ADial each hereby (i) agrees that any legal action arising out of or relating to this Note shall be instituted exclusively in Charlottesville General District Court (the “Court”), (ii) waives any objection to the venue for any reason whatsoever, (iii) irrevocably consents to the jurisdiction of the Court in any such action, and (iv) agrees to accept and acknowledge service or any and all process that may be served in any such action in the Court.

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9.	WAIVER OF RIGHT TO JURY TRIAL. JOHNSON HEREBY WAIVES TRIAL BY JURY IN REGARD TO ANY CAUSES OF ACTION, CLAIMS, OBLIGATIONS, DAMAGES OR ANY COMPLAINTS, WHICH JOHNSON MAY HAVE ARISING OUT OF THIS NOTE AND IN REGARD TO ANY ACTION, OR PROCEEDING, WHICH ADIAL MAY BRING TO ENFORCE ANY PROVISION OF THIS NOTE. BY THE EXECUTION OF THIS NOTE, JOHNSON HEREBY REPRESENTS THAT JOHNSON IS REPRESENTED BY COMPETENT COUNSEL WHO HAS FULLY AND COMPLETELY ADVISED JOHNSON OF THE MEANING AND RAMIFICATION OF THE WAIVER OF THE RIGHT TO A TRIAL BY JURY OR THAT HE HAD AMPLE OPPORTUNITY TO SEEK SUCH ADVICE OF COUNSEL BUT ELECTED NOT TO DO SO.

10.	CONFESSION OF JUDGMENT. THE UNDERSIGNED HEREBY MAKES, CONSTITUTES AND APPOINTS BRIAN S. JOHNSON, ESQUIRE, OF CHARLOTTESVILLE, VA AS THE UNDERSIGNED’S TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER AND AUTHORITY FOR THE UNDERSIGNED, IN THE UNDERSIGNED’S NAME, PLACE AND STEAD, TO CONFESS JUDGMENT ON THE UNDERSIGNED’S BEHALF IN THE CIRCUIT COURT OF THE CITY OF CHARLOTTESVILLE, VIRGINIA, IN THE EVENT OF A DEFAULT HEREUNDER FOR ALL AMOUNTS OWING UNDER THIS NOTE AS SHOWN ON THE RECORDS OF ADIAL. THIS POWER OF ATTORNEY IS A POWER OF ATTORNEY COUPLED WITH AN INTEREST AND MAY NOT BE TERMINATED BY THE UNDERSIGNED, ITS SUCCESSORS AND ASSIGNS.

11.	Headings. Heading are for organizational purposes only and have no effect on this Note.

12.	Invalid Provisions. If any provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable, and if by limiting any such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

By:	/s/ Bankole A. Johnson (seal)
Bankole A. Johnson

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COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF _______________________, to-wit:

The foregoing instrument was acknowledged before me ________________________________, Notary Public, this ____ day of November, 2016, by _________________.

Notary Public

Registration Number __________________

My commission expires: ___/____/20____

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Schedule 1

Payment Schedule

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IRREVOCABLE PROXY

The undersigned, a member of ADial Pharmaceuticals, L.L.C., a Virginia limited liability company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the Board of Directors of the Company as the attorney and proxy of the undersigned with full power of substitution and re-substitution, to the full extent of the undersigned’s rights with respect to (a) the outstanding membership units of the Company owned of record by the undersigned or controlled by the undersigned as of the date of this proxy, including, without limitation, the membership units originally owned by John F. Riccardi’s that were subjected to a proxy in favor of the undersigned and the membership units owned by the trusts with names En Fideicomiso De Mi Vida 11/23/2010, En Fideicomiso De Mis Suenos 11/23/2010, and En Fideicomiso De Mi Amor 11/23/2010 in the Company’s records and (b) any and all other membership units of the Company that the undersigned may acquire on or after the date hereof (membership units in (a) and (b) are, collectively, the “Units”). The undersigned warrants that there are no other irrevocable proxies in place covering the Units as of the signing of this Proxy, and upon the execution hereof, any other prior proxies that may have been given by the undersigned with respect to any of the Units are hereby revoked. The undersigned further agrees that no subsequent proxies will be given with respect to any of the Units, and if given in violation of this explicit agreement, they shall be of no force or effect.

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Units at any time at any meeting of the members of the Company, however called, or in connection with any solicitation of written consents from the members of the Company, on all matters to come before the members, including but not limited to the approval of the sale and issuance of additional membership units by the Company. Notwithstanding anything else herein, the undersigned retains the sole right to, and does not grant a right to sell, vote to sell, or otherwise commit to sell or hypothecate the Units.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Units).

This proxy shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of laws).

This proxy is related to that certain Promissory Note between the undersigned and the Company dated November 24, 2016 (the “Note”) and subject to the terms of Section 4 of the Note.

This proxy shall be automatically canceled and of no further effect upon the retirement of the Note as fully paid and is not cancellable for any other reason.

Dated: November 24, 2016

Signed:	/s/ Bankole A. Johnson (seal)
Bankole A. Johnson

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COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF _______________________, to-wit:

The foregoing instrument was acknowledged before me ________________________________, Notary Public, this ____ day of November, 2016, by _________________,

Notary Public

Registration Number __________________

My commission expires: ___/____/20____

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